UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2560479
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177144

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.125% Series A Cumulative Redeemable Preferred Stock	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Sabra Health Care REIT, Inc. (the “Company”) hereby incorporates by reference herein the description of its 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement, dated March 14, 2013, to the prospectus, dated October 31, 2011 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-177144) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Capital Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act that constitutes part of such Registration Statement. The Series A Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer

Dated: March 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated October 20, 2010, filed with the State Department of Assessments and Taxation of the State of Maryland on October 21, 2010 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

3.2*	Articles Supplementary designating Sabra Health Care REIT Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

3.3	Amended and Restated Bylaws of Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.1*	Form of Specimen Certificate for Sabra Health Care REIT Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith